EXHIBIT 99.1
GoPro Announces Fourth Quarter and Full Year 2018 Results
Fourth Quarter Revenue of $377 Million, Up 13% Year-over-Year
GAAP Profitable in the Fourth Quarter of 2018
Camera Unit Sell-Through Up 9% in 2018 and Up 20% in the Fourth Quarter Year-over-Year

SAN MATEO, Calif., February 6, 2019 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its fourth quarter and full year ended December 31, 2018.

“Thanks to a strong product line-up and efficient execution, GoPro grew both camera unit sell-through and market share in 2018, resulting in GAAP profitability in the fourth quarter and second half of the year,” said founder and CEO Nicholas Woodman. “With this momentum and a continued focus on expense management, we’re planning for growth and profitability in 2019.”

Recent GoPro Highlights

•	Revenue for Q4 2018 was $377 million, up 13% year-over-year.

•	GAAP gross margin for Q4 2018 was 38%, up from 32% in the prior quarter. Non-GAAP gross margin for Q4 2018 was 38%, up from 33% in the prior quarter.

•	Q4 2018 GAAP net income was $32 million, or $0.22 per share. Non-GAAP net income was $42 million, or $0.30 per share. On a year-over-year basis, GAAP net income increased by $88 million.

•	GoPro reduced Q4 2018 GAAP and non-GAAP operating expenses by $29 million and $22 million, a year-over-year reduction of 21% and 18%, respectively.

•	Cash and investments totaled $198 million at the end of Q4 2018.

•	Revenue for the full year 2018 was approximately $1.15 billion, down 3% year-over-year. Excluding our aerial business, revenue would have increased 3% year-over-year.

•	GoPro.com represented more than 10% of revenue in Q4 2018, growing more than 50% year-over-year.

•
In the US, GoPro captured 97% dollar share and 87% unit share of the action camera category in Q4 2018. The top-five cameras sold by unit volume were GoPro cameras, and GoPro’s three HERO7 cameras were the top-three selling action cameras according to the NPD Group.

•	In the US, Fusion captured 38% dollar share of the spherical camera market in Q4 2018 according to the NPD Group.

•
In Europe, in the $199 and above price band, GoPro held 91% unit share and 90% dollar share in Q4 2018, up from 83% and 84%, respectively, year-over-year. Four out of the top-five cameras sold by unit volume were GoPro cameras according to GfK.

•	In Japan, GoPro captured 57% unit share in Q4 2018, up from 50% in Q4 2017, according to GfK.

•	In China, GoPro grew unit sell-through by 2% year-over-year in Q4 2018, according to GfK.

•	In Korea, GoPro market share in Q4 2018 was 36% and 53% by units and dollars, up from 28% and 44% in Q4 2017, respectively, according to GfK.

•
In Thailand, in Q4 2018 GoPro sell-through increased by 169% in units and 154% in dollars, year-over-year, according to GfK. Market share was 88% and 91% by units and dollars, respectively, year-over-year.

•	Social followers increased by over three million in 2018 to approximately 38 million, driven primarily by increases on Instagram and YouTube. GoPro gained one million social followers in Q4 2018.

•
GoPro’s Million Dollar Challenge Campaign generated an all-time high of 25,000 customer content submissions, and the resulting highlight reel has been viewed more than 25 million times with more than 3 million engagements across all social platforms.

•	GoPro Plus subscription service reached 199,000 active paying subscribers as of today, up 8% since September 30, 2018 and up more than 50% year-over-year.

Results Summary:

($ in thousands, except per share amounts)	Three months ended December 31,			Year ended December 31,
	2018	2017	% Change	2018	2017	% Change
Revenue	$377,378	$334,796	12.7%	$1,148,337	$1,179,741	(2.7)%
Gross margin
GAAP	37.7%	23.8%	1390 bps	31.5%	32.6%	(110) bps
Non-GAAP	38.4%	24.8%	1360 bps	32.8%	33.3%	(50) bps
Operating income (loss)
GAAP	$32,967	$(58,311)	(156.5)%	$(93,962)	$(163,460)	(42.5)%
Non-GAAP	$46,001	$(37,427)	(222.9)%	$(18,876)	$(82,922)	(77.2)%
Net income (loss)
GAAP	$31,671	$(55,848)	(156.7)%	$(109,034)	$(182,873)	(40.4)%
Non-GAAP	$42,356	$(41,319)	(202.5)%	$(31,909)	$(95,867)	(66.7)%
Diluted net income (loss) per share
GAAP	$0.22	$(0.41)	(153.7)%	$(0.78)	$(1.32)	(40.9)%
Non-GAAP	$0.30	$(0.30)	(200.0)%	$(0.23)	$(0.69)	(66.7)%
Adjusted EBITDA	$58,807	$(26,544)	(321.5)%	$21,778	$(31,368)	(169.4)%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (800) 458-4148 or (323) 794-2597, access code 2816808, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at http://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
For more information, visit www.gopro.com. GoPro users can submit their photos, raw clips and video edits to GoPro Awards for social stoke, GoPro gear and cash prizes. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro's blog The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro’s investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs, non-cash interest expense, gain on sale and license of intellectual property and the tax impact of these items. When planning, forecasting and analyzing gross margin, operating expenses, other income (expense), tax expense, net income and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include, but are not limited to, our momentum heading into 2019, including planned growth and increased profitability in 2019. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability; our ability to continue to focus on expense management; the fact that our future growth depends in part on further penetrating our addressable market and growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including roadmap for new hardware, software and subscription products) and transitions, including managing our sales channel and inventory and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products; our dependence on sales of our cameras, mounts and accessories for substantially all of our revenue (and the effects of changes in the sales mix or decrease in demand for these products) and; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending; any changes to trade policies, tariffs, and import/export regulations; the effects of transferring US-bound production out of China; the effects of the highly competitive market in which we operate; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and as updated in future filings with the SEC including the Annual Report on Form 10-K for the year ended December 31, 2018, each of which are on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue	$377,378	$334,796	$1,148,337	$1,179,741
Cost of revenue	235,261	255,010	786,903	795,211
Gross profit	142,117	79,786	361,434	384,530

Operating expenses:
Research and development	36,935	52,504	167,296	229,265
Sales and marketing	56,799	65,425	222,096	236,581
General and administrative	15,416	20,168	66,004	82,144
Total operating expenses	109,150	138,097	455,396	547,990
Operating income (loss)	32,967	(58,311)	(93,962)	(163,460)
Other income (expense):
Interest expense	(4,879)	(4,508)	(18,683)	(13,660)
Other income, net	5,238	28	4,970	733
Total other income (expense), net	359	(4,480)	(13,713)	(12,927)
Income (loss) before income taxes	33,326	(62,791)	(107,675)	(176,387)
Income tax (benefit) expense	1,655	(6,943)	1,359	6,486
Net income (loss)	$31,671	$(55,848)	$(109,034)	$(182,873)

Net income (loss) per share:
Basic	$0.22	$(0.41)	$(0.78)	$(1.32)
Diluted	$0.22	$(0.41)	$(0.78)	$(1.32)

Weighted-average shares used to compute net income (loss) per share:
Basic	140,882	136,886	139,425	138,056
Diluted	143,241	136,886	139,425	138,056

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$152,095	$202,504
Marketable securities	45,417	44,886
Accounts receivable, net	129,216	112,935
Inventory	116,458	150,551
Prepaid expenses and other current assets	30,887	62,811
Total current assets	474,073	573,687
Property and equipment, net	46,567	68,587
Intangible assets, net and goodwill	159,524	170,958
Other long-term assets	18,195	37,014
Total assets	$698,359	$850,246

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$148,478	$138,257
Accrued liabilities	135,892	213,030
Deferred revenue	15,129	19,244
Total current liabilities	299,499	370,531
Long-term debt	138,992	130,048
Other long-term liabilities	47,756	50,962
Total liabilities	486,247	551,541

Stockholders’ equity:
Common stock and additional paid-in capital	894,755	854,452
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(569,030)	(442,134)
Total stockholders’ equity	212,112	298,705
Total liabilities and stockholders’ equity	$698,359	$850,246

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2018	2017	2018	2017
Operating activities:
Net income (loss)	$31,671	$(55,848)	$(109,034)	$(182,873)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,290	9,218	35,063	41,478
Stock-based compensation	9,716	15,020	40,887	51,255
Deferred income taxes	598	(709)	(389)	(2,527)
Non-cash restructuring charges	494	3,456	6,282	7,315
Non-cash interest expense	2,124	1,979	8,112	5,345
Sale and license of intellectual property	(5,000)	—	(5,000)	—
Other	1,997	203	1,696	4,094
Net changes in operating assets and liabilities	(476)	83,671	(17,600)	39,060
Net cash provided by (used in) operating activities	48,414	56,990	(39,983)	(36,853)

Investing activities:
Purchases of property and equipment, net	(2,800)	(5,748)	(11,004)	(24,061)
Purchases of marketable securities	(42,835)	(20,400)	(57,731)	(52,318)
Maturities of marketable securities	2,500	7,499	57,500	21,659
Sale of marketable securities	—	—	—	11,623
Proceeds from the sale and license of intellectual property	5,000	—	5,000	—
Net cash used in investing activities	(38,135)	(18,649)	(6,235)	(43,097)

Financing activities:
Proceeds from issuance of common stock	38	128	5,169	9,751
Taxes paid related to net share settlement of equity awards	(1,262)	(840)	(6,650)	(12,118)
Proceeds from issuance of convertible senior notes	—	—	—	175,000
Prepayment of forward stock repurchase transaction	—	—	—	(78,000)
Payment of deferred acquisition-related consideration	—	1	(2,450)	(75)
Payment of credit facility issuance costs	—	(1)	—	(5,964)
Net cash provided by (used in) financing activities	(1,224)	(712)	(3,931)	88,594
Effect of exchange rate changes on cash and cash equivalents	(206)	259	(260)	1,746
Net change in cash and cash equivalents	8,849	37,888	(50,409)	10,390
Cash and cash equivalents at beginning of period	143,246	164,616	202,504	192,114
Cash and cash equivalents at end of period	$152,095	$202,504	$152,095	$202,504

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect tax payments that reduce cash available to us;

•
adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;

•
adjusted EBITDA excludes the amortization of POP display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;

•	adjusted EBITDA and non-GAAP net income (loss) exclude the impairment of intangible assets because it is a non-cash charge that is inconsistent in amount and frequency;

•
adjusted EBITDA and non-GAAP net income (loss) exclude restructuring costs which primarily include severance-related costs, stock-based compensation expenses and facilities consolidation charges recorded in connection with restructuring actions announced in the first and fourth quarters of 2016, first quarter of 2017 and first quarter of 2018. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;

•
adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;

•
non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired;

•
non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;

•
non-GAAP net income (loss) excludes a gain on the sale and license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;

•
non-GAAP net income (loss) includes income tax adjustments. Beginning in the first quarter of 2017, we implemented a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and

•	other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2018	2017	2018	2017
GAAP net income (loss)	$31,671	$(55,848)	$(109,034)	$(182,873)
Stock-based compensation:
Cost of revenue	548	580	1,954	1,935
Research and development	4,694	7,924	19,636	24,963
Sales and marketing	1,970	3,203	9,459	10,498
General and administrative	2,504	3,313	9,838	13,859
Total stock-based compensation	9,716	15,020	40,887	51,255

Acquisition-related costs:
Cost of revenue	2,082	2,360	11,434	5,985
Research and development	—	—	—	3,028
General and administrative	19	—	22	(22)
Total acquisition-related costs	2,101	2,360	11,456	8,991

Restructuring costs:
Cost of revenue	22	176	1,379	634
Research and development	762	1,686	12,794	10,092
Sales and marketing	249	1,087	5,291	7,047
General and administrative	184	555	3,279	2,519
Total restructuring costs	1,217	3,504	22,743	20,292

Non-cash interest expense	2,124	1,979	8,112	5,345
Gain on sale and license of intellectual property	(5,000)	—	(5,000)	—
Income tax adjustments	527	(8,334)	(1,073)	1,123
Non-GAAP net income (loss)	$42,356	$(41,319)	$(31,909)	$(95,867)

GAAP shares for diluted net income (loss) per share	140,882	136,886	139,425	138,056
Add: dilutive shares	2,359	—	—	—
Non-GAAP shares for diluted net income (loss) per share	143,241	136,886	139,425	138,056

Non-GAAP diluted net income (loss) per share	$0.30	$(0.30)	$(0.23)	$(0.69)

	Three months ended December 31,		Twelve months ended December 31,
(dollars in thousands)	2018	2017	2018	2017
GAAP gross profit	$142,117	$79,786	$361,434	$384,530
Stock-based compensation	548	580	1,954	1,935
Acquisition-related costs	2,082	2,360	11,434	5,985
Restructuring costs	22	176	1,379	634
Non-GAAP gross profit	$144,769	$82,902	$376,201	$393,084

GAAP gross profit as a % of revenue	37.7%	23.8%	31.5%	32.6%
Stock-based compensation	0.1	0.2	0.2	0.2
Acquisition-related costs	0.6	0.7	1.0	0.5
Restructuring costs	—	0.1	0.1	—
Non-GAAP gross profit as a % of revenue	38.4%	24.8%	32.8%	33.3%

GAAP operating expenses	$109,150	$138,097	$455,396	$547,990
Stock-based compensation	(9,168)	(14,440)	(38,933)	(49,320)
Acquisition-related costs	(19)	—	(22)	(3,006)
Restructuring costs	(1,195)	(3,328)	(21,364)	(19,658)
Non-GAAP operating expenses	$98,768	$120,329	$395,077	$476,006

GAAP operating income (loss)	$32,967	$(58,311)	$(93,962)	$(163,460)
Stock-based compensation	9,716	15,020	40,887	51,255
Acquisition-related costs	2,101	2,360	11,456	8,991
Restructuring costs	1,217	3,504	22,743	20,292
Non-GAAP operating income (loss)	$46,001	$(37,427)	$(18,876)	$(82,922)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2018	2017	2018	2017
GAAP net income (loss)	$31,671	$(55,848)	$(109,034)	$(182,873)
Income tax (benefit) expense	1,655	(6,943)	1,359	6,486
Interest expense, net	4,470	4,163	17,278	12,804
Depreciation and amortization	7,290	9,218	35,063	41,478
POP display amortization	2,788	4,342	13,482	19,190
Stock-based compensation	9,716	15,020	40,887	51,255
Restructuring costs	1,217	3,504	22,743	20,292
Adjusted EBITDA	$58,807	$(26,544)	$21,778	$(31,368)

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